UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

November 8, 2005

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.	Bonuses for Named Executive Officers

On November 8, 2005, the Board of Directors of the Company, upon the recommendation of the Human Resources Committee of the Board of Directors, determined the amount of bonuses payable for Fiscal 2005 performance to the executive officers of the Company under the Company’s Annual Incentive Plan for Management. In November 2004, the Board of Directors, upon the recommendation of the Committee, had established the sole performance goal for Fiscal 2005 to be return on equity, expressed as earnings per share. Based on the Company’s achievement of earnings per share of $1.72 in Fiscal 2005, the Company’s Chief Executive Officer and each of the four other executive officers who are anticipated to be named in the executive compensation disclosures in the Company’s proxy statement for the annual shareholders’ meeting to be held February 8, 2006, have received in cash (or have elected to convert all or a portion of such bonus to restricted stock or non-qualified stock options) the following Fiscal 2005 bonuses, which were based on a percentage of their respective base salaries at September 30, 2005:

Named Executive Officer	Fiscal 2005 Bonus
Robert W. Best	$494,900
Robert E. Fischer	$188,600
John P. Reddy	$188,600
JD Woodward, III	$178,500
Louis P. Gregory	$138,000

In addition, on November 8, 2005, the Board of Directors, upon the recommendation of the Human Resources Committee, approved a special grant to Mr. Best of 20,000 shares of time-lapse restricted common stock with three-year cliff vesting, under the Company’s 1998 Long-Term Incentive Plan, in recognition of Mr. Best’s contribution to the performance and success of the Company in Fiscal 2005.

2.	Changes to Base Salaries for Named Executive Officers

On November 8, 2005, the Board of Directors of the Company, upon the recommendation of the Human Resources Committee of the Board of Directors, approved the following increases in the annual base salary for the Company’s Chief Executive Officer and each of the four other executive officers who are anticipated to be named in the executive compensation disclosures in the Company’s proxy statement for the annual shareholders’ meeting to be held February 8, 2006:

Named Executive Officer	Current Salary	Calendar 2006 Salary
Robert W. Best	$738,000	$763,830
Robert E. Fischer	$375,000	$388,125
John P. Reddy	$375,000	$388,125
JD Woodward, III	$355,000	$367,425
Louis P. Gregory	$274,500	$284,108

3.	Revolving Credit Agreement

On November 10, 2005, the Company entered into a $300 million Revolving Credit Agreement (364-Day Facility) (the “credit facility”), with SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents, and a syndicate of 15 lenders identified therein. The credit facility supplements the Company’s $600 million working capital facility (3 Year Facility) entered into on October 18, 2005 and contains substantially the same terms as the 3 Year Facility. The credit facility will be used to provide up to $300 million of additional working capital to the Company.

Borrowings under the credit facility will bear interest at a rate dependent on the Company’s credit ratings at the time of such borrowing and based, at the Company’s election, on a base rate or LIBOR. Borrowings based on LIBOR would bear interest at a rate ranging from LIBOR plus 0.40% to 1.00%. Based upon the Company’s current credit ratings, LIBOR-based borrowings would bear interest at LIBOR plus 0.55%. In addition, the Company must pay commitment fees quarterly in arrears on the average daily unused portion of the credit facility at rates ranging from .075% to .200%, dependent on the Company’s credit ratings. Based upon the Company’s current credit ratings, the commitment fee would be 0.100%.

The credit facility will expire on November 8, 2006, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00.

In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, SunTrust Bank may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

With respect to the other parties to the credit facility, each of whom are also parties to the 3 Year Facility discussed above, the Company also has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above, under the heading Revolving Credit Agreement, is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit Agreement (364 Day Facility), dated as of November 10, 2005, among Atmos Energy Corporation, the Lenders from time to time parties thereto, SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: November 14, 2005	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Revolving Credit Agreement (364 Day Facility), dated as of November 10, 2005, among Atmos Energy Corporation, the Lenders from time to time parties thereto, SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents

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